As filed with the Securities and Exchange Commission on March 21, 2012

Registration No. 333-179518

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	1389	26-0287117
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108

(412) 329-7275

(Address of principal executive offices, including zip code, and telephone number, including area code, of registrant and co-registrants)

Damian C. Georgino

Executive Vice President, Corporate Development and Chief Legal Officer

300 Cherrington Parkway, Suite 200

Coraopolis, Pennsylvania 15108-4348

(412) 329-7275

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James J. Barnes, Esq.

Nicholas A. Bonarrigo, Esq.

Eulalia M. Mack, Esq.

Reed Smith LLP

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2716

(412) 288-3131

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3/A of Heckmann Corporation (the “Company”), is being filed solely for the purpose of filing revised Exhibits 5.1 and 5.2 to the Registration Statement.

Except as described above, no changes have been made to the Registration Statement.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of co-registrant as specified in its charter	Jurisdiction of incorporation or organization	I.R.S. Employer Identification No.	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices
Heckmann Water Resources Corporation	Texas	27-0421194	Suite 200 300 Cherrington Parkway Coraopolis, Pennsylvania 15108
Heckmann Water Resources (CVR), Inc.	Texas	20-2291795	Suite 200 300 Cherrington Parkway Coraopolis, Pennsylvania 15108

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table shows the estimated costs and expenses, other than underwriting discounts, payable by the registrants in connection with the offering of the securities being registered.

Securities and Exchange Commission registration fee	$45,840
Printing Expenses	(1)
Accounting fees and expenses	(1)
Transfer agent’s and registrar’s fees	(1)
Legal fees and expenses	(1)
Blue Sky fees and expenses	(1)
Trustee fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

(1)	Fees and expenses (other than the SEC Registration Fee to be paid upon filing of this registration statement) will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Heckmann Corporation’s (“Heckmann”) amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Heckmann’s amended and restated certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the board of directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, its best interests. With respect to any criminal action or proceeding, the board of directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of Heckmann, no indemnification shall be made if such person is determined to be liable to Heckmann, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys’ fees and witness expenses) actually and reasonably incurred by him. The indemnification provided by Heckmann’s amended and restated certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.

Heckmann has purchased and maintains insurance covering its directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not Heckmann would have the power to indemnify them against such liability under the provisions of Heckmann’s certificate of incorporation and applicable Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Heckmann’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, Heckmann has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

A. The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Heckmann Corporation’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

D. The undersigned registrants hereby undertake (1) to use their best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrants is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

F. The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

On behalf of the Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Coraopolis, state of Pennsylvania, on the 21st day of March, 2012.

HECKMANN CORPORATION

Date: March 21, 2012	By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Executive Vice President, Corporate Development and Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 21, 2012	By:	*
	Name:	Richard J. Heckmann
	Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: March 21, 2012	By:	*
	Name:	W. Christopher Chisholm
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: March 21, 2012	By:	*
	Name:	Lou L. Holtz
	Title:	Director

Date: March 21, 2012	By:	*
	Name:	Dr. Alfred E. Osborne, Jr.
	Title:	Director

Date: March 21, 2012	By:	*
	Name:	J. Danforth Quayle
	Title:	Director

Date: March 21, 2012	By:	*
	Name:	Andrew D. Seidel
	Title:	Director

Date: March 21, 2012	By:	*
	Name:	Edward A. Barkett
	Title:	Director

Date: March 21, 2012	By:	*
	Name:	Kevin L. Spence
	Title:	Director

Date: March 21, 2012	By:	*
	Name:	Robert B. Simonds, Jr.
	Title:	Director

*By:	/s/ Damian C. Georgino
Damian C. Georgino
Attorney-in-fact

SIGNATURES

On behalf of the Co-Registrants

Pursuant to the requirements of the Securities Act of 1933, as amended, each undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Coraopolis, state of Pennsylvania, on the 21st day of March, 2012.

HECKMANN WATER RESOURCES CORPORATION HECKMANN WATER RESOURCES (CVR), INC.

Date: March 21, 2012	By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Vice President, Secretary and Assistant Treasurer of each of the foregoing registrants

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 21, 2012	By:	*
	Name:	Charles R. Gordon
	Title:	Chief Operating Officer and Director of each of the foregoing registrants (Principal Executive Officer)

Date: March 21, 2012	By:	*
	Name:	W. Christopher Chisholm
	Title:	Vice President and Director of each of the foregoing registrants (Principal Financial Officer and Principal Accounting Officer)

Date: March 21, 2012	By:	/s/ Damian C. Georgino
	Name:	Damian C. Georgino
	Title:	Director of each of the foregoing registrants

*BY:	/s/ Damian C. Georgino
Damian C. Georgino
Attorney-in-fact

HECKMANN CORPORATION

REGISTRATION STATEMENT ON FORM S-3

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

1.2	Form of Placement Agent Agreement.*

3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to Heckmann Corporation’s Registration Statement on Form S-1 filed September 4, 2007).

3.1A	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Heckmann Corporation’s Current Report on Form 8-K filed November 5, 2008).

3.1B	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1B to Heckmann Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 14, 2011).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Amendment No. 4 to Heckmann Corporation’s Registration Statement on Form S-1 filed October 26, 2007).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to Heckmann Corporation’s Registration Statement on Form S-1 filed June 26, 2007).

4.2	Form of Amendment to Articles of Incorporation Creating New Series of Preferred Stock.*

4.3	Specimen Certificate for Preferred Stock.*

4.4	Form of Senior Debt Security.*

4.5	Form of Subordinated Debt Security.*

4.6	Form of Depositary Receipt.*

4.7	Form of Indenture for Senior Debt.†

4.8	Form of Indenture for Subordinated Debt.†

4.9	Form of Debt Warrant Agreement (including form of Warrant Certificate).*

4.10	Form of Preferred Stock Warrant Agreement (including form of Warrant Certificate).*

4.11	Form of Common Stock Warrant Agreement (including form of Warrant Certificate).*

4.12	Form of Depositary Share Agreement.*

4.13	Form of Rights Agreement.*

4.14	Form of Unit Agreement.*

4.15	Form of Purchase Contract.*

4.16	Form of Pledge Agreement.*

4.17	Terms of Common Stock and Preferred Stock of the Registrant (included in Articles of Incorporation) are incorporated by reference to Exhibit 3.1 to Amendment No. 2 to Heckmann Corporation’s Registration Statement on Form S-1 filed September 4, 2007.

Exhibit No.	Description
5.1	Opinion of Reed Smith LLP.

5.2	Opinion of Thompson & Knight LLP.

12.1	Statement re Computation of Ratios.*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.†

23.2	Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm.†

23.3	Consent of McGladrey & Pullen, LLP, Independent Auditor.†

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).

23.3	Consent of Thompson & Knight LLP (included in Exhibit 5.2).

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. as Trustee under the Indenture for Senior Debt.†

25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. as Trustee under the Indenture for Subordinated Debt.†

*	If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.
†	Previously filed.